PURCHASE AND OPTION AGREEMENT

                         by and between

                  SHF ACQUISITION CORPORATION

                              and

                     MURIETA INVESTORS, LLC

                   dated _____________, 1996



                         TABLE OF CONTENTS
                                                           Page No.
 1.  Purchase and Sale . . . . . . . . . . . . . . . . . . . . . 2

 2.  Option to Purchase  . . . . . . . . . . . . . . . . . . . . 2
     2.1 Option Consideration  . . . . . . . . . . . . . . . . . 2
     2.2 Term of Option  . . . . . . . . . . . . . . . . . . . . 2
     2.3 Exercise of Option  . . . . . . . . . . . . . . . . . . 2

 3.  Purchase Price  . . . . . . . . . . . . . . . . . . . . . . 3
     3.1. Purchase Price for Phase I Lots  . . . . . . . . . . . 3
          3.1.1 Deposit  . . . . . . . . . . . . . . . . . . . . 3
          3.1.2 Remainder of Phase I Closing Amount  . . . . . . 3
          3.1.3 Phase I Success Payments . . . . . . . . . . . . 3
     3.2  Purchase Price for Phase II Lots . . . . . . . . . . . 3
     3.3  Buyer's Obligation to Build Homes on Lots  . . . . . . 4
          3.3.1 Phase II Closing Amount  . . . . . . . . . . . . 4
          3.3.2 Phase II Success Payments  . . . . . . . . . . . 4

 4.  LIQUIDATED DAMAGES  . . . . . . . . . . . . . . . . . . . . 4

 5.  Title . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     5.1 Condition of Title    . . . . . . . . . . . . . . . . . 5
     5.2 Phase I Title Policy  . . . . . . . . . . . . . . . . . 5
     5.3 Phase II Title Policy . . . . . . . . . . . . . . . . . 5

 6.  Escrow and Closing  . . . . . . . . . . . . . . . . . . . . 6
     6.1 Opening of Escrow . . . . . . . . . . . . . . . . . . . 6
     6.2 Phase I Closing Date  . . . . . . . . . . . . . . . . . 6
     6.3 Phase II Closing Date . . . . . . . . . . . . . . . . . 6
     6.4 Seller's Deposits . . . . . . . . . . . . . . . . . . . 6
     6.5 Buyer's Deposits  . . . . . . . . . . . . . . . . . . . 6
     6.6 Closing Costs . . . . . . . . . . . . . . . . . . . . . 7
     6.7 Prorations  . . . . . . . . . . . . . . . . . . . . . . 7
     6.8 Possession  . . . . . . . . . . . . . . . . . . . . . . 7

 7.  Feasibility Study . . . . . . . . . . . . . . . . . . . . . 7

 8.  Investigation of the Property . . . . . . . . . . . . . . . 8
     8.1 Delivery of Documents . . . . . . . . . . . . . . . . . 8
     8.2 Access and Processing . . . . . . . . . . . . . . . . . 8
          8.2.1 Access . . . . . . . . . . . . . . . . . . . . . 8
          8.2.2 Processing . . . . . . . . . . . . . . . . . . . 8

                                  i

 9.  Buyer's Condition to Close  . . . . . . . . . . . . . . . . 9

10.  Seller's Condition to Close. . . . . . . . . . . . . . . . 10

11.  Representations Warranties and Covenants . . . . . . . . . 10
     11.1 Seller's Representations Warranties and Covenants . . 10
     11.2 Buyer's Representations and Warranties  . . . . . . . 13

12.  Condemnation . . . . . . . . . . . . . . . . . . . . . . . 14

13.  Sale of Seller's Remaining Property  . . . . . . . . . . . 14

14.  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . 15

15.  General Provisions . . . . . . . . . . . . . . . . . . . . 15
     15.1  Counterparts . . . . . . . . . . . . . . . . . . . . 15
     15.2  Entire Agreement . . . . . . . . . . . . . . . . . . 15
     15.3  Partial Invalidity . . . . . . . . . . . . . . . . . 15
     15.4  Choice of Law  . . . . . . . . . . . . . . . . . . . 15
     15.5  Waiver of Covenants, Conditions or Remedies  . . . . 16
     15.6  Legal Advice . . . . . . . . . . . . . . . . . . . . 16
     15.7  Time of the Essence  . . . . . . . . . . . . . . . . 16
     15.8  Attorneys' Fees  . . . . . . . . . . . . . . . . . . 16
     15.9  Assignment . . . . . . . . . . . . . . . . . . . . . 16
     15.10 Notices  . . . . . . . . . . . . . . . . . . . . . . 16
     15.11 Confidentiality  . . . . . . . . . . . . . . . . . . 17
     15.12 Exclusivity  . . . . . . . . . . . . . . . . . . . . 18
     15.13 Memorandum of Agreement  . . . . . . . . . . . . . . 18

EXHIBIT A LEGAL DESCRIPTION OF SELLER'S PROPERTY  . . . . . . . 20

EXHIBIT B LEGAL DESCRIPTION OF THE PHASE I LOTS . . . . . . . . 21

EXHIBIT C LEGAL DESCRIPTION OF THE PHASE II LOTS  . . . . . . . 22

EXHIBIT D FIRPTA AFFIDAVIT  . . . . . . . . . . . . . . . . . . 23

EXHIBIT E BLANKET ASSIGNMENT AND BILL OF SALE . . . . . . . . . 24

EXHIBIT F DEFINITION OF HAZARDOUS SUBSTANCE . . . . . . . . . . 25

EXHIBIT G MEMORANDUM OF AGREEMENT . . . . . . . . . . . . . . . 27

                                  ii



                 PURCHASE AND OPTION AGREEMENT


     This PURCHASE AND OPTION AGREEMENT (this "Agreement") is made and entered into as of _____________, 1996 (the "Effective Date"), by and between SHF ACQUISITION CORPORATION, a Nevada corporation ("Seller"), and MURIETA INVESTORS, LLC, a California limited liability company ("Buyer").

                            RECITALS

        A. Seller is the owner of certain real property ("Seller's Property") located in the development commonly known as Unit 6 of Rancho Murieta (the "Development"), County of Sacramento
("County"), State of California ("State"), as more particularly described on Exhibit "A" attached hereto.

        B. Seller desires to sell to Buyer twenty (20) legally subdivided and finished residential lots (the "Phase I Lots") located within Seller's Property, as more particularly described in Exhibit "B" attached hereto, and Buyer desires to purchase the Phase I Lots, in accordance with terms and conditions contained in this Agreement.

        C. Seller further desires to grant an option to Buyer to purchase an additional twenty (20) legally subdivided and finished residential lots (the "Phase II Lots") located within Seller's Property, as more particularly described in Exhibit "C" attached hereto, and Buyer desires to obtain an option to purchase the Phase II Lots, in accordance with terms and conditions contained in this Agreement. The Phase I Lots and the Phase II Lots shall be collectively referred to herein as the "Property."

        D. The remaining portion of Seller's Property after deducting the Phase I Lots and the Phase II Lots shall be referred to herein as "Sellers Remaining Property."

        E. As used herein, the Property shall include the real property described above and all of Seller's right, title and interest in and to all entitlements, easements, rights, mineral rights, oil and gas rights, water, water rights, air rights, development rights and privileges appurtenant to such real property and all improvements located on such real property. Notwithstanding the foregoing, neither the Property, nor any other rights transferred pursuant to this Agreement or the Blanket assignment and Bill of Sale attached hereto as Exhibit E, shall include any rights or obligations of Seller under that certain Reimbursement Agreement between Seller and Rancho Murietta Community Services District, dated August 18, 1995 (the "Reimbursement Agreement").

                                  1


                           AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. PURCHASE AND SALE. Seller agrees to sell the Phase I Lots to Buyer, and Buyer agrees to purchase the Phase I Lots from Seller, subject to the terms and conditions of this Agreement.

     2. OPTION TO PURCHASE. Seller hereby grants to Buyer, within the time period and upon the terms and conditions of this Agreement, the exclusive right and option (the "Option") to purchase the Phase II Lots. If Buyer fails to exercise the Option pursuant to the terms and conditions of this Agreement, then all rights and obligations relating to the Phase II Lots shall automatically terminate and be of no further force or effect.

         2.1 OPTION CONSIDERATION. The Option is granted for the Option Term (as defined below in Section 2.2) in consideration of Buyer's payment to Seller of One Dollar ($1.00) and other valuable consideration, the receipt and adequacy of which are hereby acknowledged by Seller. Regardless of whether the Option is exercised pursuant to the terms of this Agreement, the One Dollar ($1.00) consideration paid by Buyer to Seller pursuant to this Section 2.1 shall not be applied to the Purchase Price for the Phase I Lots (as defined below in Section 3.1) or the Purchase Price for the Phase II Lots (as defined below in Section 3.2), and shall be retained by Seller as earned consideration for the granting of the Option.

         2.2 TERM OF OPTION. The term of the Option (the "Option Term") shall commence upon Buyer's sale of an aggregate of any fifteen (15) of the Phase I Lots with completed single-family residences located on such lots and Seller's receipt of the Phase I Success Payments (as defined below in Section 3.1) on the sale of each of such fifteen (15) lots, and the Option Term shall expire on August 30, 1997, unless extended by a written agreement executed by both Seller and Buyer.

         2.3 EXERCISE OF OPTION. The Option shall be exercised by Buyer's delivery, during the Option Term, of written notice of exercise of the Option (the "Option Exercise Notice") to Seller and Buyer's deposit into the Escrow (as defined below in Section 6.1) of the sum of Twenty-Five Thousand Dollars ($25,000) (the Option Deposit") in cash (or in the form of a wire transfer or other immediately available funds). Upon Buyer's deposit of the Option Deposit into the Escrow, the Option Deposit shall be non-refundable, except as expressly set forth in this Agreement. The Option Deposit shall be credited to the Phase II Closing
Amount (as defined below in Section 3.2) at the Phase II Close of Escrow (as defined below in Section 6.3). The Option Exercise Notice shall set forth the date (the "Phase II Closing Date") of the closing on the Phase II Lots which shall not be sooner than ten (10) days following the date of the Option Exercise Notice and not later than thirty (30) days following the date of the Option Exercise Notice.

                                  2

     3.  PURCHASE PRICE.

         3.1 PURCHASE PRICE FOR PHASE I LOTS. The purchase price for the Phase I Lots (the "Purchase Price for the Phase I Lots") shall be the sum of (a) Eight Hundred Thousand Dollars ($800,000), (b) Thirty-Three Thousand One Hundred Seventy-Two and 40/100 Dollars ($33,172.40) for park fees payable to Rancho Murietta Association, and (c) twenty percent (20%) of the Gross Sales Price (as hereinafter defined) of each of the Phase I Lots, as improved with a fully completed single-family home, resold by Buyer, less Forty Thousand Dollars ($40,000) for each such lot (the "Phase I Success Payments"). The term "Gross Sales Price" as used herein shall mean the gross proceeds of cash and other consideration received by Buyer (whether through escrow or outside of escrow) from the sale of any relevant lot hereunder, (including the cost of all improvements, extras, upgrades or additional items), less any rebates, credits, discounts or other forms of price reduction. The Purchase Price for the Phase I Lots, less the Phase I Success Payments shall be referred to herein as the "Phase I Closing Amount." The Purchase Price for the Phase I Lots shall be payable by Buyer to Seller as follows:

              3.1.1 DEPOSIT. Within five (5) days of the Effective Date, Buyer shall deposit in the Escrow the sum of Twenty-Five Thousand Dollars ($25,000) (the "Deposit") in cash (or in the form of a wire transfer or other immediately available funds). If Buyer does not terminate this Agreement prior to the expiration of the Feasibility Period (as defined below in Section 7), then upon the expiration of the Feasibility Period, the Deposit shall be non-refundable, except as expressly set forth in this Agreement. The Deposit and the Option Deposit (if such deposit has been made by Buyer pursuant to Section 2.3 hereof) shall be held by the Escrow Agent (as defined below in Section 6.1) in an insured interest-bearing account with an institutional lender acceptable to Buyer and Seller, with interest accruing for the benefit of Buyer. The Deposit shall be credited to the Phase I Closing Amount at the Phase I Close of Escrow (as defined below in Section 6.2).

              3.1.2 REMAINDER OF PHASE I CLOSING AMOUNT. Prior to the Phase I Close of Escrow, Buyer shall deposit in the Escrow the remaining portion of the Phase I Closing Amount, in cash (or in the form of a wire transfer or other immediately available funds), for payment to Seller at the Phase I Close of Escrow.

              3.1.3 PHASE I SUCCESS PAYMENTS. Upon the closing of the resale of each of the Phase I Lots by Buyer, Buyer shall arrange for the Phase I Success Payments, in cash (or in the form of a wire transfer or other immediately available funds), to be paid directly from the closing on such lots to Seller.

         3.2 PURCHASE PRICE FOR PHASE II LOTS. The purchase price for the Phase II Lots (the "Purchase Price for the Phase II
Lots") shall be the sum of (a) Nine Hundred Thousand Dollars

                                  3

($900,000.00) (the "Phase II Closing Amount"), (b) the amount allocable for park fees to such lots which is outstanding to the Rancho Murietta Association as of the date of Buyer's purchase of such lots, such amount to be paid to the Rancho Murietta Association. (The aggregate park fees amount presently payable as to all such lots is $33,172.40, but the amount is adjusted annually at the end of each calendar year), and (c) twenty percent (20%) of the Gross Sales Price of each of the Phase II Lots, as improved with a fully completed single family home, resold by Buyer, less Forty-Five Thousand Dollars ($45,000) for each such lot (the "Phase II Success Payments"). The Purchase Price for the Phase I Lots and the Purchase Price for the Phase
II Lots shall be collectively referred to herein as the "Purchase Price." The Purchase Price for the Phase II Lots shall be payable by Buyer to Seller as follows:

              3.2.1 PHASE II CLOSING AMOUNT. Prior to the Phase II Close of Escrow, Buyer shall deposit in the Escrow the Phase II
Closing Amount, less the Option Deposit, in cash (or in the form of a wire transfer or other immediately available funds), for payment to Seller at the Phase II Close of Escrow.

              3.2.2 PHASE II SUCCESS PAYMENTS. Upon the closing of the resale of each of the Phase II Lots by Buyer, Buyer shall arrange for the Phase II Success Payments, in cash (or in the form of a wire transfer or other immediately available funds), to be paid directly from the closing on each of such lots to Seller.

         3.3 BUYER'S OBLIGATION TO BUILD HOMES ON LOTS. Buyer agrees to sell each of the Phase I Lots and Phase II Lots improved with a single family residence thereon, except (i) in circumstances where Seller has consented in writing to the sale of a bare lot, or (ii) Seller has transferred all of its interest in Seller's Remaining Property. In either of such circumstances, a success fee (the "Bare Lot Success Fee") shall be payable by Buyer to Seller for each such lot, in the amount of therefor, twenty percent (20%) of the Gross Purchase Price, but with no reduction of the Forty Thousand Dollars ($40,000) credit (in the case of the Phase I Lots) or Forty-Five Thousand Dollars $45,000 (in the case of the Phase II Lots), as the case may be to which Buyer would otherwise be entitled hereunder where an improved lot is being resold by Buyer.

     4. LIQUIDATED DAMAGES. BUYER AND SELLER AGREE THAT SHOULD BUYER FAIL TO COMPLETE THE PURCHASE AS HEREIN PROVIDED BY REASON OF DEFAULT OF BUYER, THE PARTIES HERETO, BY INITIALING THIS AGREEMENT AT THE END OF THIS PARAGRAPH, AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX ACTUAL DAMAGES IN CASE OF BUYER'S FAILURE TO COMPLETE THE PURCHASE DUE TO BUYER'S DEFAULT, THAT THE AMOUNT OF THE DEPOSIT PROVIDED FOR IN PARAGRAPH
2.1 IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES, AND THAT AS SELLER'S SOLE REMEDY FOR BUYER'S BREACH OF THIS AGREEMENT, IN LAW

                                  4

OR IN EQUITY, SELLER MAY RETAIN THE AMOUNT OF THE DEPOSIT.

Buyer's Initials __________          Seller's Initials __________

     5.  TITLE.

         5.1 CONDITION OF TITLE. Seller shall have the Escrow Agent prepare and deliver to Buyer a preliminary title report
(the "Title Report") with respect to the Property (with legible copies of all documents referenced therein as exceptions to title) on or prior to five (5) days following the Effective Date. The Title Report shall specify which exceptions apply to the Phase I Lots and which apply to the Phase II Lots. Within fifteen
(15) days of Buyer's receipt of the Title Report, Buyer shall notify Seller in writing which exceptions contained in the Title Report, if any, Buyer disapproves; all other exceptions in the Title Report shall be referred to as "Permitted Exceptions." Seller shall have ten (10) days after receipt of such notice to advise Buyer in writing of any disapproved exceptions which will not be removed by Seller from record title to the Property at or prior to each of the Phase I Close of Escrow and the Phase II Close of Escrow (collectively, the "Close of Escrow"); provided, if Seller does not respond in such ten (10) day period, Seller shall remove all such disapproved exceptions from record title to the Property at or prior to each Close of Escrow. If Seller gives Buyer notice prior to expiration of such ten (10) day period of disapproved exceptions that Seller is unable or unwilling to remove from record title to the Property, Buyer may elect to terminate this Agreement at any time prior to the Phase I Close of Escrow; or, alternatively, Buyer may elect to waive its objections to such disapproved exceptions and to classify the exceptions contained in Seller's notice as Permitted Exceptions. Following Seller's receipt of Buyer's written notice approving the Feasibility Matters (as defined below in Section 7.1), Seller shall not, without Buyer's prior written consent, permit any new exceptions to title to be placed on the Phase I lots. At any time prior to the expiration of the Option, Seller agrees not to permit or to cause exceptions to title to the Property to occur with respect to the Phase II Lots which pose a material risk to Seller's ability to convey good title to the Property to Seller in accordance with the terms of this Agreement.

         5.2 PHASE I TITLE POLICY. At the Phase I Close of Escrow, Seller shall convey fee title to the Phase I Lots to Buyer by grant deed (the "Phase I Grant Deed"). At the Phase I Close of Escrow, the Escrow Agent shall issue a CLTA owner's policy (or an ALTA owner's policy, if Buyer so elects) of title insurance, (the "Phase I Title Policy") to Buyer in the amount of the estimate Purchase Price for Phase I Lots, subject only to the Permitted Exceptions applicable to the Phase I Lots.

         5.3 PHASE II TITLE POLICY. At the Phase II Close of Escrow, Seller shall convey fee title to the Phase II Lots to Buyer by grant deed (the "Phase II Grant Deed"). At the Phase II Close of Escrow, the Escrow Agent shall issue a CLTA owner's policy (or an ALTA owner's policy, if Buyer so elects) of title

                                  5

insurance, (the "Phase II Title Policy") to Buyer in the amount of the estimate Purchase Price for Phase II Lots, subject only to the Permitted Exceptions applicable to the Phase II Lots.

     6.  ESCROW AND CLOSING.

         6.1 OPENING OF ESCROW. Within three (3) business days after the Effective Date, Buyer or Seller shall open an escrow (the "Escrow") with Old Republic Title Company, Sacramento, California (the "Escrow Agent"), by depositing with Escrow Agent a copy of the fully executed Agreement, or executed counterparts hereof.

         6.2 PHASE I CLOSING DATE. The closing on the Phase I Lots shall occur on or before the date that is forty-five (45) days following the Effective Date (the "Phase I Closing Date"). The "Phase I Close of Escrow" shall be deemed to occur at the moment the Phase I Grant Deed is recorded in the County Recorder's
Office (the "Official Records").

         6.3 PHASE II CLOSING DATE. Pursuant to Section 2.3 hereof, the Phase II Closing Date shall be the date set forth in the Option Exercise Notice. The "Phase II Close of Escrow" shall be deemed to occur at the moment the Phase II Grant Deed is recorded in the Official Records.

         6.4  SELLER'S DEPOSITS.  Prior to each Close of Escrow,
Seller shall deposit into the Escrow all of the following:

              6.4.1  The Phase I Grant Deed or the Phase II
Grant Deed, as the case may be, duly executed and acknowledged by Seller conveying fee title to Buyer;

              6.4.2  A FIRPTA Affidavit in the form attached
hereto as Exhibit "D", duly executed by Seller certifying that Seller is not a foreign person within the meaning of Section 1445 of Internal Revenue Code;

              6.4.3  A California state tax withholding
certificate satisfying the requirements of California Revenue and Taxation Code Section 18662 and 18668 (the "California Tax
Certificate");

              6.4.4 An assignment and bill of sale of all of Seller's right, title and interest in and to any and all entitlements and plans pertaining to the Phase I Lots or the Phase II Lots, as the case may be, and any personal property comprising the applicable portion of such real property, in the form of Exhibit "E" attached hereto (the "Assignment"); and

              6.4.5  Such escrow instructions and additional
documents and instruments as may be reasonably necessary to close the Escrow pursuant to this Agreement.

                                  6

         6.5 BUYER'S DEPOSITS. Prior to each Close of Escrow, Buyer shall deposit into the Escrow:

              6.5.1  Cash or wired funds in the amount
sufficient to pay the balance of the Phase I Closing Amount or the Phase II Closing Amount, as the case may be, plus Buyer's share of closing costs; and

              6.5.2  Such escrow instructions and additional
documents and instruments as may be reasonably necessary to close the Escrow pursuant to this Agreement.

         6.6 CLOSING COSTS. Seller shall pay such portion of the premium(s) for Buyer's Phase I Title Policy and Phase II Title Policy, if applicable, equal to standard CLTA owner's coverage and Buyer shall pay any portion of such premium(s) above the standard CLTA owner's coverage. In connection with each Close of Escrow, Buyer and Seller shall pay all other costs related to the transaction in the manner consistent with common practice in residential bulk lot transactions in the County. Each party shall be responsible for paying their own legal costs relating to this transaction.

         6.7 PRORATIONS. Seller shall pay at each Close of Escrow any delinquent real property taxes and the prorated amount of all assessments encumbering the Phase I Lots or the Phase II Lots, as the case may be, or any portion thereof, including the County Improvement Assessment "1915 Bond Act" for the Rancho Murietta Community Services District No. 1 (the "Improvement Act Bonds"), and the Elk Grove Unified School District Community Facilities District No. 1, in accordance with the "Mello-Roos Community Faculty Facilities Act of 1982" (the "Mello-Roos Bonds"). All current, non-delinquent real property taxes and assessments for the Phase I Lots or the Phase II Lots, as the case may be, shall be prorated at each Close of Escrow on the basis of the most recent tax information. Said prorations shall be based on a thirty (30) day month.

         6.8 POSSESSION. Upon each Close of Escrow, exclusive possession of and title to the Phase I Lots or the Phase II Lots, as the case may be, shall be conveyed to the Buyer, subject only to the applicable Permitted Exceptions.

     7. FEASIBILITY STUDY. Buyer shall have the period from the Effective Date until 5 p.m. on the date which is thirty (30) calendar days following the Effective Date (the "Feasibility
Period") to:

         7.1 Review, in its sole and absolute discretion, the suitability of the Property for Buyer's use and development, including, without limitation, any governmental land regulations, zoning ordinances, architectural and design approvals, development costs, financial and market feasibility, the status of the entitlements of the Property (including, without limitation, the subdivision map status of the Phase I Lots), the presence of "Hazardous Substances" (as defined in Exhibit "F"

                                  7

attached hereto), existing or potential assessments imposed on the Property and the physical condition of the Property (the
"Feasibility Matters");

         7.2  Approve or disapprove of the Feasibility Matters;
and

         7.3 Deliver to Seller and Escrow Agent written notice of Buyer's approval, conditional approval or disapproval of the Feasibility Matters or any of them. If Buyer disapproves of any of the Feasibility Matters, then this Agreement shall terminate, Escrow Agent shall immediately return the Deposit to Buyer without any additional instructions from Seller, Buyer and Seller shall share equally any Escrow and title cancellation charges, the Escrow shall be terminated, and the parties shall have no further rights or obligations under this Agreement.

     8.  INVESTIGATION OF THE PROPERTY.

         8.1 DELIVERY OF DOCUMENTS. Within five (5) days after the Effective Date, Seller shall provide Buyer with complete copies of all of the following documents and materials in Seller's possession, or readily obtainable by Seller, concerning the Property and its improvement, development and operation (collectively, the "Reports"): studies; reports; correspondence; agreements; documents; affordable housing agreements and materials; plans; maps; CC&Rs; home owners' association formation documents, budgets, correspondence or other materials; permits;
and entitlements. The Reports shall include, without limitation, the Environmental Report (as hereinafter defined), and copies of any and all other environmental reports and materials, if any, relating to the Property that are in Seller's possession. Additionally, Seller shall immediately provide Buyer with any additional Reports on the Property that arise at any time after the Effective Date and prior to (a) the Phase II Close of Escrow, if Buyer has exercised the option, or (b) the expiration of the Option Term, if Buyer has failed to exercise the Option prior to the expiration of the Option Term.

         8.2  ACCESS AND PROCESSING.

              8.2.1 ACCESS. From and after the Effective Date through each Close of Escrow, Buyer, its agents, employees and contractors shall have the right to enter the Property for the purposes of conducting such investigations, inspections and tests of the Property as Buyer deems necessary in order to determine the condition and suitability of the Property including, but not limited to, the Feasibility Matters. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all loss, expense, claim, damage and injury to person or property resulting from any acts of Buyer, its employees, consultants, engineers, authorized agents and contractors on the Property in connection with the performance of any investigation of the Property as contemplated herein.

              8.2.2 PROCESSING. From and after the Effective Date through each Close of Escrow, Buyer shall have the right to

                                  8

process all applications, plans, maps, agreements, documents, and other instruments or entitlements necessary or appropriate for the development of the Property as contemplated by Buyer, including, without limitation, to the extent deemed necessary or advisable by Buyer, home designs and floor plans. Buyer shall proceed with such processing in a diligent manner at its sole cost and expense and, upon written request from Seller, shall advise Seller of the status of any entitlement processing it performs. Seller shall, at no cost or expense to Seller, other than general overhead costs and expenses, cooperate with and assist Buyer in the processing of such items, including without limitation attending meetings with governmental authorities relating to the same, and to the extent necessary or appropriate, executing all such items and materials.

     9.  BUYER'S CONDITION TO CLOSE.

         9.1 Buyer's obligation hereunder to complete the purchase of each phase of the Property is subject to satisfaction of the following conditions at or prior to the applicable Closing Date, each of which is for the sole benefit of Buyer, unless waived by the Buyer in writing:

              9.1.1 Seller shall have timely performed each and every one of Seller's obligations set forth in this Agreement;

              9.1.2 All of the warranties and representations of Seller set forth in this Agreement shall be true and correct at the Effective Date and the applicable Close of Escrow;

              9.1.3 The Escrow Agent shall issue or provide an irrevocable commitment to issue the Title Policy to Buyer at the applicable Close of Escrow;

              9.1.4 Seller shall have executed and delivered to the Escrow Agent the FIRPTA Certificate and the California Tax
Certificate; and

              9.1.5 No development, building, construction, water, sewer, utility or other moratorium shall be in existence on the applicable Closing Date that would prevent or limit the City, County or any other public agency from issuing building, grading, sewer or other permits or certificates of occupancy for any single-family residential unit to be constructed on the Property by Buyer.

         9.2  In the event any of the conditions set forth in
Section 9.1 hereof are not satisfied or waived by Buyer in writing, as and when required, then this Agreement and the Escrow established hereunder shall terminate upon written notice by Buyer to Seller, all documents deposited into Escrow shall be returned to the party who deposited the same without further instructions by either party to the Escrow Agent, and the Deposit and Option Deposit (if such deposit has been made by Buyer pursuant to Section 2.3 hereof) shall be promptly returned to Buyer. In such event, Buyer shall retain all rights and remedies against Seller to the extent Seller has failed to perform any of its obligations hereunder.

                                  9

    10.  SELLER'S CONDITION TO CLOSE.

         10.1 Seller's obligation hereunder to complete the sale of each phase of the Property is subject to satisfaction of the following conditions at or prior to the Closing Date, each of which is for the sole benefit of Seller, unless waived by the Seller in writing.

               10.1.1  Buyer shall have timely performed each
and every one of Buyer's obligations set forth in this Agreement;

               10.1.2 All of the warranties and representations of Buyer set forth in this Agreement shall be true and correct at the Effective Date and the applicable Close of Escrow;

         10.2  In the event any of the conditions set forth in
Section 10.1 hereof are not satisfied or waived by Seller in writing, as and when required, then this Agreement and the Escrow established hereunder shall terminate upon written notice by Seller to Buyer, all documents deposited into Escrow shall be returned to the party the same further instructions by either party to the Escrow Agent, and Seller shall retain all rights and remedies against Buyer to the extent Buyer has failed to perform any of its obligations hereunder, as limited by the provisions of
Section 4 hereof. In such event, the Deposit shall be returned to Buyer, unless Buyer is in default hereunder.

    11.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

         11.1 SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the representations, warranties and covenants of Seller contained in other sections of this Agreement, Seller hereby represents, warrants and covenants to Buyer as follows, all of which shall survive each Close of Escrow and any investigation or knowledge of Buyer prior to each Close of
Escrow:

               11.1.1 Seller is a corporation duly organized, validly existing and in good standing in the State of Nevada, and has the full right, capacity, power and authority as the sole owner in fee simple of the Property to enter into and carry out the terms of this Agreement. Seller has not alienated, encumbered, transferred, leased, assigned or otherwise conveyed its interest in the Property or any portion thereof except as set forth in the Title Report, nor entered into any Agreement to do so, nor shall Seller do so prior to each Close of Escrow. The entering into and performance by Seller of the transactions contemplated by this Agreement will not violate or breach any agreement, covenant or obligation binding on Seller. This Agreement has been duly authorized and executed by Seller and the parties signing on behalf of Seller, and upon delivery to and execution by Buyer shall be a valid and binding agreement of Seller.

                                 10

               11.1.2  For each of the forty (40) lots
comprising the Property, Seller has, to the best of Seller's knowledge, (a) graded in accordance with all grading plans by the City, County, State and any other applicable governmental or quasi-governmental agency, body or authority (and any private group, if applicable) (individually an "Authority", and collectively, the "Authorities") having jurisdiction over the Property, and certified to Buyer with respect to compaction by a soils engineer licensed and in good standing in the State and reasonably acceptable to Buyer, and certified by any required Authority (such engineer's and Authorities' certificates being referred to herein collectively as the "Engineers' Certificates"), and suitable for the construction of Buyer's product; (b) caused all water and sewer services to be installed and stubbed to the lot, with each respective service including water meter boxes, meter setter and/or curb stop and sewer clean-outs set to grade and marked with a protective barrier; (c) caused all electricity, telephone, and cable television conduit to be installed and stubbed to the lot lines and capable of being energized for immediate service upon completion of a single-family residence on the lot; (d) caused all storm drain, water, sewer, curb, gutter, sidewalk and pavement frontage improvements to be constructed and installed; (e) caused all street signs and striping installed and street lights to be installed and energized; (f) caused all property corners to be surveyed and marked and all monumentation, perimeter walls and/or perimeter landscaping required by the Authorities or the improvement plans and specifications to be installed; (g) caused all fees (other than ordinary building permit fees and those certain park fees payable pursuant to that certain Park Development Agreement dated February 20, 1991, as amended by that certain Settlement Agreement Regarding Payment of Park Fees executed in August, 1994), exactions and assessments (except for the Improvement Act Bonds and the Mello-Roos Bonds, both of which shall be paid current by Seller, and prorated) to be paid in full by Seller; and (h) completed any and all off-site improvements, park area, open space or other public amenities required by the conditions of approval to the tentative subdivision map(s) and final map for the Property (the "Final Map") or by applicable Authorities that are necessary for construction and occupancy of residential units.

               11.1.3 There are no mechanic's or materialman's liens or similar claims or liens now asserted against the Property for work performed or commenced prior to the date hereof other than as described in the Title Report.

               11.1.4  Neither Seller nor, to the best of
Seller's knowledge, any third party has used, generated, manufactured, stored or disposed any Hazardous Substance in, at, on, under or about the Property or transported any Hazardous Substance to or from the Property. To the best of Seller's knowledge, the Property is not in violation, nor has been or is currently under investigation for violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, worker health and safety, or to the environmental conditions in, at, on, under or about the Property including, but not limited to, soil and groundwater conditions, except as expressly set forth in that certain Level I Hazardous Materials Site Assessment Rancho Murieta Unit No. 6, dated March, 1992, prepared by W.E.S. Technology (the "Environmental Report"). To

                                 11

the best of Seller's knowledge, the Property has not, except as set forth in the Environmental Report, been subject to, and is not within 2,000 feet of, a deposit of any Hazardous Substance. To the best of Seller's knowledge, except as set forth in the Environmental Report, there has been no discharge, migration or release of any Hazardous Substance from, into, on, under or about the Property, and there is not now, nor has there ever been on or in the Property underground storage tanks or surface or below-grade impoundments, any asbestos-containing materials or any polychlorinated biphenyls used in hydraulic oils, electrical transformers or other equipment. Seller hereby assigns to Buyer as of each Close of Escrow all claims, counterclaims, defenses or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Substance in, at, on, under or about the Property.

     Moreover, Seller shall defend, indemnify and hold harmless Buyer and its officers, directors, employees, agents, shareholders, attorneys and their respective representatives and successors in interest (collectively, the "Indemnitee") from any liability, loss, cost, damage or expense, including, without limitation, court costs, expert witness' fees and attorneys' fees, that Indemnitee may suffer or incur as a result of any claim, demand, action, cost or judgment made or obtained by any individual, partnership, cooperation, entity, governmental agency or person which arises out of or results from the presence or existence of Hazardous Substances above, below or on the Property to the extent that such Hazardous Substances are or were located in such locations prior to the applicable Close of Escrow.

               11.1.5 To the best of Seller's knowledge, there are no endangered species or protected natural habitat, flora or fauna located on the Property (other than the requirement that any oak trees removed from the Property must be replaced pursuant to that certain Sacramento County Ordinance amending Ordinance
No. 77-8D-10G regarding a Planned Unit Development known as Rancho Murieta), nor are there any areas of the Property that are or could be designated as wetlands.

               11.1.6 There is no pending or threatened suit, action or arbitration, or legal, administrative, or other proceeding or governmental investigation, formal or informal, including but not limited to eminent domain, condemnation, assessment district or zoning change proceeding, or any judgment, moratorium or other government policy or practice which affects the Property or Buyer's anticipated development of the Property.

               11.1.7  The Final Map has been approved by all
applicable Authorities, subject only to the conditions indicated on the face thereof, and provides for the forty (40) lots comprising the Property.

               11.1.8  To the best of Seller's knowledge, all
grading and work of improvement performed by or on behalf of Seller on the Property has been performed in a good and workmanlike manner, strictly in accordance with applicable plans

                                 12

therefor approved by the Authorities, and neither such plans nor the grading and other work of improvement contain any error, omission or defect in design, material or workmanship.

               11.1.9 Except as set forth on the face of the Final Map, Seller has not made any commitment or representation to any government authority, or any adjoining or surrounding property owner, which would in any way be binding on Buyer or would interfere with Buyer's ability to develop and improve the Property as a residential development, and will not make any such commitment or representation which would affect the Property or any portion thereof prior to each Close of Escrow, without Buyer's written consent, which consent Buyer may grant or withhold in its sole and absolute discretion.

               11.1.10  To the best of Seller's knowledge, no
seismic safety problem relating to the Property would prevent or impair residential development of the Property.

               11.1.11  To the best of Seller's knowledge,
Seller is unaware of any other fact that would preclude Buyer from developing the Property as a single-family residential subdivision.

     Each of the representations and warranties made by Seller in this Agreement, or in any exhibit or on any document or instrument delivered pursuant hereto, shall be true and correct in all material respects on the Effective Date, and shall be deemed to be made again as of each Close of Escrow, and shall then be true and correct in all material respects. The truth and accuracy of each of the representations and warranties, and the performance of all covenants of Seller contained in this Agreement, are conditions precedent to the release of the Deposit to Seller and to each Close of Escrow. Seller shall notify Buyer immediately of any facts or circumstances which are contrary to the foregoing representations and warranties contained in this
Section 11.1.

         11.2 BUYER'S REPRESENTATIONS AND WARRANTIES. In addition to the representations, warranties and covenants of Buyer contained in other sections of this Agreement, Buyer hereby represents, warrants and covenants to Seller as follows, all of which shall survive each Close of Escrow:

               11.2.1  Buyer is a limited liability company
duly organized, validly existing and in good standing in the State of California, and has the capacity and full power and authority to enter into and carry out the agreements contained in, and the transactions contemplated by, this Agreement, and that this Agreement has been duly authorized and executed by Buyer and, upon delivery to and execution by Seller, shall be a valid and binding Agreement of Buyer. Buyer's entering into and performance by Buyer of the transactions contemplated by this Agreement will not violate or breach any agreement, covenant or obligation binding on Buyer.

                                 13

               11.2.2 Buyer and any entity or person that owns or controls Buyer are not bankrupt or insolvent under any applicable federal or state standard, have not filed for protection or relief under any applicable bankruptcy or creditor protection statute and have not been threatened by creditors with an involuntary application of any applicable bankruptcy or creditor protection statute.

               11.2.3  Prior to Seller transferring all its
interest in Seller's Remaining Property or Seller giving its written consent, Buyer shall not resell any of the lots comprising the Property without a single-family residence being first constructed on each of such lots.

    12. CONDEMNATION. If, prior to either Close of Escrow, any portion of the Property is taken by any entity by condemnation or with the power of eminent domain, or if the access thereto is reduced or restricted thereby (or is the subject of a pending taking which has not yet been consummated), Seller shall immediately notify Buyer of such fact. In such event, Buyer shall have the right, in Buyer's sole discretion, to terminate this Agreement to all or any portion of the Property upon written notice to Seller and Escrow Agent not later than seven (7) days after receipt of Seller's notice thereof. If this Agreement to any portion of the Property is so terminated, all documents and funds, relating to such portion of the Property, including the Deposit, shall be returned by Escrow Agent to each party who so deposited the same, and neither party shall have any further rights or obligations under this Agreement relating to such portion of the Property, except for payment of escrow cancellation fees which shall be borne equally by Buyer and Seller. Alternatively, Buyer may proceed to consummate the transaction provided for herein at Buyer's sole election, in which event Seller shall assign and turn over, and Buyer shall be entitled to receive and keep, any and all awards made or to be made in connection with such condemnation or eminent domain, and the parties shall proceed to such Close of Escrow pursuant to the terms hereof, without any reduction in the applicable Purchase Price. Provided that Seller shall be entitled to recover from Buyer, out of such condemnation proceeds, Seller's reasonable and necessary attorneys' fees which were directly and solely relative to such condemnation and which were incurred prior to Buyer's notice of intention to proceed with consummation of the sale transaction, and PROVIDED FURTHER that Buyer shall be limited in recovery rights for condemnation proceeds to making claim against the condemning governmental agency.

    13. SALE OF SELLER'S REMAINING PROPERTY. Seller is currently engaged in the process of selling Seller's Remaining Property. In the event that Buyer identifies in writing to Seller a potential purchaser of a lot within Seller's Remaining Property who subsequently consummates a sale of such lot from Seller, Buyer shall be entitled to receive a six percent (6%) commission (less any commission payable to a participating broker in any such transaction) from Seller based on the purchase price of such lot, which shall be immediately payable to Buyer on the closing on such lot. If a potential purchaser identified in writing by Buyer desires to purchase a single-family residence from Buyer for construction on a lot within Seller's Remaining Property, Buyer

                                 14

shall have the right to exchange a lot within the Property for a Comparable Lot (as defined in the following sentence) within Seller's Remaining Property. A COMPARABLE LOT shall be defined as a lot reasonably similar in size, configuration and location (as to location, a lot shall be deemed to be either a lot located on the fairway to the golf course, or an interior lot) to the lot within the Property being exchanged. Prior to Seller's receipt of the Option Exercise Notice, Seller shall have the right to sell any Phase II Lot, provided Seller substitutes a Comparable Lot from Seller's Remaining Property for any such Phase II Lot.
Seller shall provide Buyer with prior written notice of any substitution of a Phase II Lot pursuant to the preceding sentence and Seller agrees to execute and record any document reasonably requested by Buyer to evidence such substitution of a lot from Seller's Remaining Property for a Phase II Lot. Notwithstanding anything to the contrary in this Section 13 or elsewhere in this Agreement, Seller shall be free to sell lots within Seller's Remaining Property on an individual basis at any time.

    14. BROKERS. Each party shall be responsible to pay any sales or brokerage commission each has incurred in connection with this transaction. Each party hereto hereby agrees to indemnify, defend and hold the other harmless from any real estate brokerage commission, finders fee, and all costs and expenses (including reasonable attorneys' fees) of investigating and defending any such claims, payable to any realtor or finder, which such party may engage or is claimed to have engaged in connection with this transaction.

    15.  GENERAL PROVISIONS.

         15.1 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

         15.2 ENTIRE AGREEMENT. This Agreement, together with all exhibits hereto and documents referred to herein, if any, constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersede all prior understandings or agreements, including the January 11, 1996 letter agreement between the parties. This Agreement may be modified only by a writing signed by both parties. All exhibits to which reference is made in this Agreement are deemed incorporated in this Agreement whether or not actually attached.

         15.3 PARTIAL INVALIDITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement shall continue in full force and effect and shall in no way be impaired or invalidated, and the parties agree to substitute for the invalid or unenforceable provision a valid and enforceable provision that most closely approximates the intent and economic effect of the invalid or unenforceable provision.

                                 15

         15.4 CHOICE OF LAW. This Agreement and each and every related document are to be governed by, and construed in accordance with, the laws of the State of California.

         15.5 WAIVER OF COVENANTS, CONDITIONS OR REMEDIES. The waiver by one party of the performance of any covenant, condition or promise, or of the time for performing any act, under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by such party of any other covenant, condition or promise, or of the time for performing any other act required, under this Agreement. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provisions of this Agreement for any remedy shall not exclude any other consistent remedies unless they are expressly excluded.

         15.6 LEGAL ADVICE. Each party has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to the fair meaning and not for or against any party based upon any attribution of such party as the sole source of the language in question.

         15.7 TIME OF THE ESSENCE. Time shall be of the essence as to all dates and times of performance, whether they are contained herein or contained in any escrow instructions to be executed pursuant to this Agreement.

         15.8 ATTORNEYS' FEES. In the event that any party hereto institutes an action or proceeding for a declaration of the rights of the parties under this Agreement, for injunctive relief, for an alleged breach or default of, or any other action arising out of, this Agreement, or the transactions contemplated hereby, or in the event any party is in default of its obligations pursuant thereto, whether or not suit is filed or prosecuted to final judgment, the non-defaulting party or prevailing party shall be entitled to its actual attorneys' fees and to any court costs incurred, in addition to any other damages or relief awarded.

         15.9 ASSIGNMENT. Buyer may not assign this Agreement or any of its rights and obligations hereunder without the written consent of Seller, except for transfer to any entity which is wholly or commonly owned by Buyer. If Seller gives its written consent to any such assignment by Buyer and such assignee expressly assumes all of Buyer's obligations under this Agreement, Buyer shall be fully relieved from any further liability hereunder. This Agreement shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the parties to this Agreement.

         15.10 NOTICES. All notices and demands which either party is required or desires to give to the other shall be given in writing by certified mail, return receipt requested with appropriate postage paid, by personal delivery, or by private overnight courier service to the address set forth below for the respective party, provided that if any party gives notice of a

                                 16

change of name or address, notices to that party shall thereafter be given as demanded in that notice. All notices and demands so given shall be effective only upon receipt or refusal of delivery by the party to whom notice or demand is being given.

     If to Seller:       SHF Acquisition Corporation
                         4045 S. Spencer Street
                         Suite 206
                         Las Vegas, NV 89119
                         Attn: James H. Dale
                         Telephone Number: (702) 732-7474
                         Fax Number: (702) 737-1065

     With a copy to:     Calfee & Young
                         611 North Street
                         Woodland, CA 95695
                         Attn: Christopher J. Konwinski, Esq.
                         Telephone Number: (916) 666-2185
                         Fax Number: (916) 666-3123

     If to Buyer:        West Coast Properties, LLC
                         c/o Leveraged Equity Management, Inc.
                         One Market, Suite 2801
                         San Francisco, California 94105
                         Attn: Mr. Eric P. Von der Porten
                         Telephone Number: (415) 284-0778
                         Fax Number: (415) 284-0784

     With a Copy to:     Gray Cary Ware & Freidenrich
                         400 Hamilton Avenue
                         Palo Alto, California 94301
                         Attn: Thomas M. French, Esq.
                         Telephone Number: (415) 833-2028
                         Fax Number: (415) 327-3699

         15.11 CONFIDENTIALITY. Buyer and Seller acknowledge that the terms, conditions and contents of this Agreement are confidential, and Buyer and Seller each hereby agrees that Buyer and Seller, and their respective directors, officers, employees, agents, legal counsel, consultants and independent contractors (collectively, "Agents") shall keep the terms, conditions and contents of this Agreement strictly confidential except as otherwise permitted in this Section 15.11. Accordingly, Buyer and Seller agree that they shall not, without the prior written consent of the other, release, publish or otherwise distribute, and shall not authorize or permit any of its Agents to release, publish or otherwise distribute, the terms, conditions and contents of the Agreement to any person other than such party and its Agents for this transaction, but then only to the extent that any such Agent needs to know the terms, conditions and contents

                                 17

of the Agreement to evaluate the Property. Notwithstanding anything to the contrary herein, neither Buyer nor Seller shall be in breach of its obligations hereunder if it or its Agents:
(a) disclose the existence and terms of this Agreement to the City and/or any lenders of Seller or Buyer to the extent reasonably necessary to cause the Close of Escrow to occur as contemplated herein, provided any such disclosure shall be made expressly subject to the terms of this Section 15.11; (b) are required by law to disclose any such matters; (c) disclose the information contained in the Memorandum of Agreement (as defined below in Section 15.13).

         15.12 EXCLUSIVITY. Seller agrees not to solicit, discuss, or entertain other offers or proposals relating to the Property prior to the earlier of: (a) Buyer's termination of this Agreement pursuant to Section 7 hereof, or (b) the expiration of the Option Term.
         15.3 MEMORANDUM OF AGREEMENT. Buyer shall have the right to record a memorandum of agreement in the form of Exhibit "G" attached hereto in the Official Records upon Buyer's written approval of the Feasibility Matters.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.
                              SELLER

                              SHE ACQUISITION CORPORATION,
                              a Nevada corporation

                              By:  /s/ James H. Dale
                              Its: President

                              BUYER:

                              MURIETA INVESTORS, LLC,
                              a California limited liability
                              company

                              By:  /s/ Eric P. Von der Porten
                              Its: Member

                                 18


              ACCEPTANCE BY ESCROW AGENT:


Escrow Agent hereby acknowledges that it has received a fully executed counterpart of the foregoing Agreement and agrees to act as Escrow Agent thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Agent.


Dated:                        By:

                              Name:

                              Its:

                                 19


                           EXHIBIT A
             LEGAL DESCRIPTION OF SELLER'S PROPERTY













                                 20


                           EXHIBIT B
               LEGAL DESCRIPTION OF THE PHASE I LOTS













                                 21


                            EXHIBIT C
              LEGAL DESCRIPTION OF THE PHASE II LOTS













                                 22



                           EXHIBIT D
                        FIRPTA AFFIDAVIT

DATE: _____________________

Murieta Investors, LLC
c/o Leveraged Equity Management, Inc.
One Market, Suite 2801
San Francisco, California 94105
Attn: Mr. Eric P. Von der Porten

Re: Internal Revenue Code Section 1445

Dear           :

    Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by the undersigned hereby certifies the following on behalf of SHF ACQUISITION CORPORATION, a Nevada corporation ("Seller").

    1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations):

    2.  Seller's U.S. employer identification number is           ;

    3.  Seller's office address is                             ; and

    4. Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

    Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.


                                    SELLER

                                    SHF ACQUISITION CORPORATION,
                                    a Nevada corporation


                                    By:

                                    Its:

                                 23

                           EXHIBIT E

              BLANKET ASSIGNMENT AND BILL OF SALE

    Reference is hereby made to (a) that certain property located in The development commonly known as Village 6 of Rancho Murietta,
County of         , State of California as more particularly
described on Exhibit "A" attached hereto, (b) to The improvements located thereon, and (c) to the rights, privileges and enticements incident Thereto (collectively, the "Property").

    For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, SHF Acquisition Corporation, a Nevada corporation ("Seller"), does hereby, give, grant, bargain, sell, transfer, assign, convey and deliver to Murieta Investors, LLC, a California limited liability company ("Buyer"), all of Seller's right, title and interest in all assets, rights, materials and/or claims used, owned or held in connection with the use, management, development or enjoyment of the Property, including, without limitation:
(a) all entitlements, subdivision agreements and other agreements relating to the development of The Property; (b) all plans, specifications, maps, drawings and other renderings relating to the Property; (c) all warranties, claims and any similar rights relating to and benefiting the Property or the assets transferred hereby;
(d) all intangible rights, goodwill and rights benefiting the
Property; (e) all development rights benefiting the Property;
(f) all rights, claims or awards benefiting the Property; (g) all personal property located on or about the Property; and (h) all rights to receive a reimbursement, credit or refund from the applicable agency or entity of any deposits or fees paid in
connection with the development of the Property.  Notwithstanding the foregoing, it is acknowledged that none of Seller's rights and obligations under the Reimbursement Agreement (as defined in that certain Purchase and Option Agreement between Seller and Buyer
dated         , 1996) are being assigned to Buyer.

    Seller hereby covenants that it will, at any time and from time to time upon written request therefor, execute and deliver to Buyer, its nominees, successor and/or assigns, any new or confirmatory instruments and do and perform any other acts which Buyer, its nominees, successors and/or assigns, may request in order to fully transfer possession and control of, and protect the rights of Buyer, its nominees, successors and/or assigns in, all the assets of Seller intended to be transferred and assigned hereby.


                                SELLER

                                SHF ACQUISITION CORPORATION,
                                a Nevada corporation


                                By:

                                Its:


                                 24



                           EXHIBIT F

               DEFINITION OF HAZARDOUS SUBSTANCE


    The term "Hazardous Substance" as used in this Agreement shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the statutes or regulations listed below and any and all of those substances included within the definitions of "hazardous substances", "hazardous materials", "hazardous waste", "hazardous chemical substance or mixture", "imminently hazardous chemical substance or mixture", "toxic substances", "hazardous air pollutant", "toxic pollutant" or "solid waste" in the statues or regulations listed below. Hazardous Substances shall also mean any and all other similar terms defined in other federal state and local laws, statutes, regulations, orders or rules and materials and wastes which are, or in the future become, regulated under applicable local, state or federal law for the protection of health or the environment or which are classified as hazardous or toxic substances, materials or waste, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (a) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (b) any petroleum products or fractions thereof,
(c) asbestos, (d) polychlorinated biphenyls, (e) flammable explosives, (f) urea formaldehyde, and (g) radioactive materials and waste. In addition, a Hazardous Substance shall include:

    (1) A "Hazardous Substance", "Hazardous Material", "Hazardous Waste", or "Toxic Substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., or the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.;

    (2) An "Extremely Hazardous Waste", a "Hazardous Waste", or a "Restricted Hazardous Waste", under Sections 25115, 25117 or 25122.7 of the California Health and Safety Code, or is listed or identified pursuant to Sections 25140 or 44321 of the California Health and Safety Code;

    (3) A "Hazardous Material", "Hazardous Substance", "Hazardous Waste", "Toxic Air Contaminant", or "Medical Waste" under Sections 25281, 25316, 25501, 25501.1, 25023.2 or 39655 of the California
Health and Safety Code;

    (4) "Oil" or a "Hazardous Substance" listed or identified pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C.
Section 1321, as well as any other hydrocarbon substance or by-product;

    (5)  A "Hazardous Waste", "Extremely Hazardous Waste", or an
"Acutely Hazardous Waste" listed or defined pursuant to Chapter 11 of Title 22 of the California Code of Regulations;

                                 25

    (6) A chemical listed by the State of California as known to cause cancer or reproductive toxicity pursuant to Section 25249.8(a) of the California Health and Safety Code;

    (7) A material which due to its characteristics or interaction with one or more other substances, chemical compounds, or mixtures, damages or threatens to damage, health, safety, or the environment, or is required by any law or public agency to be remediated, including remediation which such law or public agency requires in order for the property to be put to any lawful purpose;

    (8) Any material the presence of which would require remediation pursuant to the guidelines set forth in the State of California Leaking Underground Fuel Tank Field Manual, whether or not the presence of such material resulted from a leaking underground fuel tank;

    (9) Pesticides regulated under the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136 et seq.;

   (10) Asbestos, PCBs, and other substances regulated under the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.;

   (11) Any radioactive material including, without limitation, any "source material", "special nuclear material", "by-product material", "low-level wastes", "high level radioactive waste", "spent nuclear fuel" or "transuranic waste", and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act, 42 U.S.C. Sections 2011 et seq., the Nuclear Waste Policy Act,
42 U.S.C. Sections 10101 et seq., or pursuant to the California Radiation Control Law, California Health and Safety Code Sections 25800 et seq.;

   (12) Industrial process and pollution control wastes, whether or not "hazardous" within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.;


   (13) Any material regulated under the Occupational Safety and Health Act, 29 U.S.C. Sections 651 et seq., or the California
Occupational Safety and Health Act, California Labor Code Sections 6300 et seq.; and/or

   (14) Any material regulated under the Clean Air Act, 42 U.S.C. Sections 7401 et seq. or pursuant to Division 26 of the California Health and Safety Code.


    All other laws, ordinances, codes, statutes, regulations, administrative rules, policies and orders, promulgated pursuant to said foregoing statutes and regulations or any amendments or replacement thereof, provided such amendments or replacements shall in no way limit the original scope and/or definition of Hazardous Substance defined herein.

                                 26


                           EXHIBIT G

                    MEMORANDUM OF AGREEMENT

Recording requested by and when
recorded return to:

Gray Cary Ware & Freidenrich
400 Hamilton Avenue
Palo Alto, California 94301
Attn: Thomas M. French, Esq.


(Space above this line for recorder's use.)


                    MEMORANDUM OF AGREEMENT

    This Memorandum of Agreement (this "Memorandum") is made and entered into as of __________________, 1996 (the "Effective Date"), by and between SHF ACQUISITION CORPORATION, a Nevada corporation ("Seller"), and MURIETA INVESTORS, LLC, a California limited liability company ("Buyer"), pursuant to a certain unrecorded Purchase and Option Agreement between the same parties dated ____________ ,1996 (the "Agreement').

    1. PURCHASE AND SALE. In accordance with and subject to and the terms and conditions of the Agreement, Seller agrees to sell that certain real property more particularly described on Exhibit "A" attached hereto (the "Phase I Lots") to Buyer, and Buyer agrees to purchase the Phase I Lots from Seller.

    2. GRANT OF OPTION. In accordance with and subject to and the terms and conditions of the Agreement, Seller hereby grants to Buyer the exclusive right and option (the "Option") to purchase that certain real property more particularly described on Exhibit "B" attached hereto (the "Phase II Lots"). Under the Agreement, the Option may be exercised only if Buyer has resold fifteen (15) of the Phase I Lots pursuant to the terms of the Agreement and must be exercised, if at all, during the Option Period (as defined in the Agreement), which Option Period shall in no event continue beyond 5:00 p.m. on June 30, 1997, unless extended by a written agreement executed by both Seller and Buyer.

    3. PROCEEDS FROM RESALE OF PHASE I LOTS AND PHASE II LOTS. Upon Buyer's resale of any of the Phase I Lots or Phase II Lots acquired by Buyer pursuant to the Agreement, Seller shall be entitled to certain additional payments from Buyer as are more specifically set forth in the Agreement.

                                 27

    4. OBLIGATION TO BUILD HOMES ON LOTS. Prior to resale thereof by Buyer, Buyer is obligated to build homes on the lots which are the subject of the Agreement, subject to certain limitations more particularly set forth in the Agreement.

    5. AGREEMENT CONTROLLING. This Memorandum is qualified in its entirety by reference to the Agreement, the terms and provisions of which shall be controlling in all respects. In the event of any conflict or inconsistency between the Agreement and this Memorandum, the terms and provisions of the Agreement shall be controlling.

    6. PURPOSE. This Memorandum is prepared for the purpose of recordation and providing notice of the Agreement to third parties.

    IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first above written.


                              SELLER:

                              SHF ACQUISITION CORPORATION,
                              a Nevada corporation


                              By: _____________________________

                              Its: ____________________________



                              BUYER:

                              MURIETA INVESTORS, LLC,
                              a California limited liability company


                              By: _____________________________
                              Its: ____________________________

                                 28


STATE OF

COUNTY OF



     On ____________________ before me, ___________________, Notary
Public, personally appeared [___________________], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person[s] whose name[s] [is] [are] subscribed to the within instrument and acknowledged to me that [he] [she] [they] executed the same in [his] [her] [their] authorized capacity[ies], and that by [his] [her] [their] signature[s] on the instrument the person[s], or the entity upon behalf of which the person[s] acted, executed the instrument.

     Witness my hand and official seal.


                              ________________________________________
                              Notary Public




STATE OF

COUNTY OF



     On ____________________ before me, _________________________, Notary
Public, personally appeared [______________________], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person[s] whose name[s] [is] [are] subscribed to the within instrument and acknowledged to me that [he] [she] [they] executed the same in [his] [her] [their] authorized capacity[ies], and that by [his] [her] [their] signature[s] on the instrument the person[s], or the entity upon behalf of which the person[s] acted, executed the instrument.

     Witness my hand and official seal.


                              ________________________________________
                              Notary Public


                                 29